Exhibit 10.28

FORM OF IRREVOCABLE EXCHANGE AND SUBSCRIPTION AGREEMENT

Extra Space Storage Inc.

2795 E. Cottonwood Parkway, #400

Salt Lake City, UT 84121

                         , 2004

Ladies and Gentlemen:

Reference is made to the Extra Space Storage Inc. Confidential Private Offering Memorandum, dated April 16, 2004 (the “Confidential Offering Memorandum”) relating to the private offering of shares of common stock, par value $.01 per share (the “Common Shares” and each a “Common Share”), and contingent conversion shares, par value $.01 per share (the “CC Shares” and each a “CC Share”), of Extra Space Storage Inc., a Maryland corporation (the “Company”), a copy of which the undersigned has received and reviewed. Capitalized terms used but not otherwise defined in this Irrevocable Exchange and Subscription Agreement shall have the respective meanings ascribed to them in the Confidential Offering Memorandum.

The undersigned (the “Exchanging Member”) is a member of Extra Space Storage LLC, a Delaware limited liability company. Schedule A to this agreement sets forth, in the applicable column, the number and/or dollar amount of Class A membership interests, Class B membership interests and/or Class C membership interests of Extra Space Storage LLC, held by the Exchanging Member as of the date of this agreement and to be held by the Exchanging Member on the closing date of the IPO (in the aggregate the “Exchanging Member’s Entire LLC Interest”). The Exchanging Member understands and acknowledges that Extra Space Storage LLC is undertaking a consolidation and reorganization, in which the holders of LLC Interests who meet certain investor criteria are being offered the opportunity to exchange their LLC Interests for Common Shares and CC Shares, in contemplation, and subject to completion of, the IPO. The Exchanging Member understands that if such Exchanging Member does not meet the investor criteria described in the Confidential Offering Memorandum or is unable to make the representations and warranties in this agreement, such Exchanging Member will receive only cash as consideration for their LLC Interests.

The Exchanging Member understands and acknowledges that as of the date of this agreement, neither the Company nor Extra Space Storage LLC knows the number or value of the Common Shares or CC Shares that will be available for exchange for the LLC Interests. The Exchanging Member acknowledges and understands that the number and value of the Common Shares and CC Shares to be issued in exchange for LLC Interests will depend on a number of factors, including possible acquisitions that the Company may accomplish, the valuation that is eventually achieved by the Company in the IPO, and prevailing market and other conditions. The Exchanging Member further understands and acknowledges that the value of the Common Shares and CC Shares to be issued in exchange for LLC Interests will increase or decrease if the Common Shares are priced above or below the mid-point of the estimated range of prices of our Common Shares in the IPO. If the price of the Common Shares in the IPO is outside of our estimated range of prices, we may increase or decrease the number of Common Shares in the IPO or increase or decrease the number of the Common Units to be issued by Extra Space OP in connection with the Formation Transactions The Exchanging Member has reviewed the preliminary valuations determined by the Company described in further detail in the Confidential Offering Memorandum and understands and acknowledges that based upon those valuations:

•	Holders of the Class A membership interests will be entitled to receive approximately 64.6% of the Common Shares and CC Shares issued to holders of the LLC Interests being exchanged;

•	Holders of the Class B membership interests will be entitled to receive approximately 24.9% of the Common Shares and CC Shares issued to holders of the LLC Interests being exchanged; and

•	Holders of the Class C membership interests will be entitled to receive approximately 10.5% of the Common Shares and CC Shares issued to holders of the LLC Interests being exchanged.

The Exchanging Member understands that if LLC Interests in excess of those anticipated to be redeemed by the Company in preparing these valuations are redeemed for cash, the percentage allocations among the various classes of LLC Interests may change. The Exchanging Member further understands that the Common Shares and CC Shares allocated to each class of membership interests will then be reallocated among the Exchanging Members holding LLC Interests in such class. This allocation will be based on (i) in the case of holders of Class A membership interests, the number of units held; (ii) in the case of holders of Class B membership interests, each holder’s capital contribution and unpaid accrued preferred return through June 30, 2004; and (iii) in the case of holders of Class C membership interests, each holder’s capital contribution. The Common Shares and the CC Shares to be issued in exchange for the undersigned Exchanging Member’s Entire LLC Interest after application of the final valuation based on the price of the Common Shares to be issued in the IPO, as more fully described in the Confidential Offering Memorandum, are sometimes collectively referred to in this Agreement as the “Subscribed Shares.”

The Exchanging Member further understands that if such Exchanging Member is a holder of Class B or Class C membership interest, such Exchanging Member may choose to exchange all, but not less than all, of its entire holdings of LLC Interests for cash to be funded out of the net proceeds of the IPO in lieu of Common Shares and CC Shares. In the case of holders of Class B membership interests, such Exchanging Member understands that it would be entitled to receive an amount in cash equal to such Exchanging Member’s unreturned capital contribution and accrued and unpaid return through June 30, 2004, plus an additional amount equal to their preferred return accruing after that date. In the case of holders of Class C membership interests, such Exchanging Member understands that it would be entitled to receive an amount in cash equal to their unreturned capital contributions plus an additional amount for their unpaid preferred return accruing through date of the closing of the Reorganization. In the case of holders of Class A membership interests, such Exchanging Member understands that it would be entitled to receive an amount in cash equal to 75% of the value of the Common Shares that would have been issued to such holder in the Reorganization, valued at the IPO price per Common Share.

By executing this agreement, the Exchanging Member waives its right to elect to receive cash in exchange for its Class A, Class B and Class C membership interests, if applicable, and irrevocably agrees, upon satisfaction of the conditions in Sections 5 and 6 of this agreement, to exchange such Exchanging Member’s Entire LLC Interest for the Subscribed Shares.

1. Contribution and Subscription. By executing the signature page to this Irrevocable Exchange and Subscription Agreement, subject to the terms and conditions hereof, the Exchanging Member hereby agrees to contribute and transfer to the Company the Exchanging Member’s Entire LLC Interest and hereby subscribes for the Subscribed Shares and the Company hereby agrees that, on the closing date of the IPO (the “Closing Date”), the Company shall, in exchange for the Exchanging Member’s Entire LLC Interest, issue to the Exchanging Member the Subscribed Shares (the “Closing”). The Exchanging Member shall not, voluntarily, involuntarily or by operation of law, sell, assign, transfer, hypothecate, pledge or otherwise dispose of their LLC Interest or any interest therein. On the date of this Agreement, the Exchanging Member has delivered to the Company, (a) a duly completed and executed Form W-9 and FIRPTA Affidavit; (b) two duly completed and executed signature pages to this Irrevocable Exchange and Subscription Agreement; (c) a duly completed and signed Accredited Investor Questionnaire in the form attached as an exhibit to the Form or Irrevocable Exchange and Subscription

Agreement, which is attached to the Confidential Private Offering Memorandum as Exhibit A, and (d) two duly completed and executed signature pages to the Lock-up Agreement in the form attached as an exhibit to the Form or Irrevocable Exchange and Subscription Agreement, which is attached to the Confidential Private Offering Memorandum as Exhibit A. This Irrevocable Exchange and Subscription Agreement, the Accredited Investor Questionnaire and the Lock-up Agreement are collectively referred to in this agreement as the “Subscription Documents.”

2. Representations, Warranties and Covenants of The Exchanging Member. The Exchanging Member hereby acknowledges, represents and warrants to, and covenants and agrees with the Company as follows (and each representation and warranty set forth below shall be deemed remade as of the Closing Date):

2.1 Authorization. Such Exchanging Member represents and warrants that such Exchanging Member has full power and authority to enter into the Subscription Documents and to consummate the transactions contemplated by the Subscription Documents, that the execution and delivery of the Subscription Documents by such Exchanging Member and the consummation by such Exchanging Member of the transactions contemplated by the Subscription Documents have been duly authorized by all necessary action on the part of such Exchanging Member and will not constitute or result in a breach or default under, or conflict with or violate, any agreement or other undertaking, to which such Exchanging Member is a party or by which such Exchanging Member is bound or with any judgment, decree, statute, order, rule or regulation applicable to such Exchanging Member or such Exchanging Member’s assets, and, if the Exchanging Member is not an individual, will not violate any provisions of the organizational or other formation or governing documents of such Exchanging Member. The Subscription Documents have been duly executed and delivered by such Exchanging Member and constitute valid and legally binding obligations of such Exchanging Member enforceable against such Exchanging Member in accordance with and subject to their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity. The signatures on the Subscription Documents are genuine, and the signatory, if such Exchanging Member is an individual, has legal competence and capacity to execute the same, or, if such Exchanging Member is not an individual, the signatory has been duly authorized to execute the same on behalf of such Exchanging Member.

2.2 Purchase for Investment. Such Exchanging Member is acquiring the Subscribed Shares to be acquired by such Exchanging Member pursuant to this Irrevocable Exchange and Subscription Agreement for such Exchanging Member’s own account (or if such Exchanging Member is a trustee, for a trust account) for investment only, and not with a view to or for sale in connection with any distribution of all or any part of such Subscribed Shares. Such Exchanging Member hereby agrees that such Exchanging Member shall not, directly or indirectly, transfer all or any part of such Subscribed Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Subscribed Shares) except in accordance with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the regulations thereunder or an exemption from such registration provisions, with any applicable state or non-U.S. securities laws, and with the terms of this Irrevocable Exchange and Subscription Agreement. Such Exchanging Member understands that such Exchanging Member must bear the economic risk of an investment in the Subscribed Shares for an indefinite period of time because, among other reasons, the offering and sale of such Subscribed Shares have not been registered under the Securities Act and, therefore, such Subscribed Shares cannot be sold unless such resale is subsequently registered under the Securities Act or an exemption from such registration is available. Such Exchanging Member also understands that sales or transfers of such Subscribed Shares are further restricted by the provisions of the Company’s Charter, and may be restricted by other applicable securities laws. If at any time the Subscribed Shares are evidenced by certificates or other documents, each such certificate or other document shall contain a legend stating that (i) such Subscribed

Shares (1) have not been registered under the Securities Act or the securities laws of any state; (2) have been issued pursuant to a claim of exemption from the registration provisions of the Securities Act and any state securities law which may be applicable; and (3) may not be sold, transferred or assigned without compliance with the registration provisions of the Securities Act and the regulations thereunder and any other applicable Federal or state securities laws or compliance with applicable exemptions therefrom; (ii) sale, transfer or assignment of such Subscribed Shares is further subject to restrictions contained in the Company’s Charter, and such Subscribed Shares may not be sold, transferred or assigned unless and to the extent permitted by, and in accordance with, the provisions of the Company’s Charter; and (iii) sale, transfer or assignment of such Subscribed Shares is subject to restrictions contained in the Lock-Up Agreement being executed by such Exchanging Member on the date of this agreement.

2.3 Information. Such Exchanging Member has carefully reviewed this Irrevocable Exchange and Subscription Agreement, the Confidential Offering Memorandum and the other Subscription Documents. Such Exchanging Member has been provided an opportunity to ask questions of, and such Exchanging Member has received answers thereto satisfactory to such Exchanging Member from, the Company or its representatives regarding the terms and conditions of the offering of the Subscribed Shares, and such Exchanging Member has obtained all additional information requested by such Exchanging Member of the Company and its representatives to verify the accuracy of all information furnished to such Exchanging Member regarding the offering of such Subscribed Shares. Such Exchanging Member represents and warrants that such Exchanging Member has read the Confidential Offering Memorandum in its entirety and has relied upon and is making his, her or its subscription decision to acquire the Subscribed Shares in exchange for its LLC Interests based solely upon his, her or its review and evaluation of the Confidential Offering Memorandum and is not relying on the Company or any of its subsidiaries, affiliates or any of their respective representatives or agents with respect to any tax or other economic considerations involved in connection with the subscription for the Subscribed Shares. Such Exchanging Member represents and warrants that such Exchanging Member has been advised to consult with his, her or its tax, legal and other advisors regarding the subscription and its effects, the tax consequences of making and not making a subscription hereunder, and has obtained, in such Exchanging Member’s judgment, sufficient information to evaluate the merits and risks of a subscription and investment hereunder. Such Exchanging Member has not been furnished with and has not relied on any oral or written representation in connection with the offering of the Subscribed Shares that is not contained in this agreement.

2.4 Economic and Liquidity Risk. Such Exchanging Member represents and warrants that such Exchanging Member has such knowledge and experience in financial and business matters such that such Exchanging Member is capable of evaluating the merits and risks making a subscription for the Subscribed Shares, and that such Exchanging Member has evaluated the risks of investing in the Subscribed Shares and has determined that they are a suitable investment for such Exchanging Member. Such Exchanging Member represents and warrants that such Exchanging Member understands that an investment in the Subscribed Shares is a speculative investment that involves very significant risks and tax uncertainties and that such Exchanging Member is prepared to bear the economic, tax and other risks of an investment in the Subscribed Shares for an indefinite period of time, and is able to withstand a total loss of such Exchanging Members investment in the Subscribed Shares.

2.5 Eligibility; Accredited Investor Status. Such Exchanging Member represents and warrants that such Exchanging Member is an “accredited investor” as defined in Regulation D under the Securities Act (“Accredited Investor”). In this regard, such Exchanging Member has completed, signed and returned with this Irrevocable Exchange and Subscription Agreement the Accredited Investor Questionnaire furnished herewith. Such Exchanging Member will, upon request, execute and/or deliver any additional documents deemed by the Company to be necessary or desirable to confirm such Exchanging Members Accredited Investor status.

2.6 Ownership of the Exchanging Member’s Entire LLC Interest. Such Exchanging Member hereby represents and warrants that such Exchanging Member has good and marketable title to the Exchanging Member’s Entire LLC Interest listed on Schedule A to this agreement and such Exchanging Member’s Entire LLC Interest is now and will on the Closing Date be free and clear of all pledges, claims, liens, restrictions, charges, encumbrances, security interests, conditional sales agreements and other obligations of any kind or nature. Such Exchanging Member will not sell, convey, assign or otherwise transfer all or any portion of such Exchanging Member’s Entire LLC Interest prior to the Closing Date. Such Exchanging Member represents and agrees that it is not and will not be (i) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, (ii) a “plan” within the meaning of Section 4975 of the Code, or (iii) any person or entity whose assets include or are deemed to include the assets of any such “employee benefit plan” or “plan” by reason of Section 2510.3-101 of the Regulations of the U.S. Department of Labor or otherwise. Such Exchanging Member will, upon request, execute, deliver and/or provide any additional documents deemed by the Company to be necessary or desirable to confirm the foregoing.

2.7 Residence; Etc. Such Exchanging Member represents and warrants that the signature pages correctly set forth, for such Exchanging Member, (a) the principal residence of such Exchanging Member if such Exchanging Member is a natural person, (b) the place of business (or, if there is more than one place of business, the chief executive office) of such Exchanging Member if such Exchanging Member is a corporation, partnership, limited liability company, business trust or other entity (an “Entity”), (c) the state of incorporation, organization or formation if such Exchanging Member is an Entity other than a general partnership, (d) the information specified in clauses (a) and (b) of this subsection 2.7 as to each trustee of such Exchanging Member if such Exchanging Member is a trust (other than a business trust) and such trustee is a natural person and (e) the information specified in clauses (b) and (c) of this subsection 2.7 as to each trustee of such Exchanging Member if such Exchanging Member is a trust (other than a business trust) and such trustee is an Entity.

2.8 Status as Foreign Person. Such Exchanging Member represents and warrants that he, she or it is not a foreign person and is not owned directly or indirectly, in whole or in part, by a foreign person as determined for purposes of Section 897(h)(4) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder.

2.9 Continuing Efforts. Subject to the terms and conditions herein provided, such Exchanging Member covenants and agrees to use its best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and/or appropriate to consummate and make effective the transactions contemplated by this Irrevocable Exchange and Subscription Agreement.

2.10 No Brokers or Finders. Such Exchanging Member has not entered into any agreement and is not otherwise liable or responsible to pay any brokers’ or finders’ fees or expenses to any person or Entity with respect to this Irrevocable Exchange and Subscription Agreement or the purchase and issuance of any Subscribed Shares contemplated hereby, except for any such person or Entity the fees and expenses for which such Exchanging Member shall be solely responsible for and pay.

3. Representations, Warranties and Covenants of the Company. The Company hereby acknowledges, represents and warrants to, and covenants and agrees with, the Exchanging Member as follows (and each representation and warranty set forth below shall be deemed remade as of the Closing Date):

3.1 Authorization. The Company represents and warrants that the Company has the requisite power and authority to enter into this Irrevocable Exchange and Subscription Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Irrevocable

Exchange and Subscription Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been, or prior to the Closing Date will be, duly authorized by all necessary action on the part of the Company, and this Irrevocable Exchange and Subscription Agreement has been, or prior to the Closing Date will be, duly executed and delivered by the Company and constitutes or will constitute its valid and binding obligation, enforceable against it, in accordance with and subject to its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

3.2 Issuance. The Company represents and warrants that the Subscribed Shares to be issued to the Exchanging Member hereunder, will, on the Closing Date, be duly authorized, fully paid and nonassessable shares of the Company issued in the name of the Exchanging Member, free and clear of all liens, claims and encumbrances other than those created by such Exchanging Member.

3.3 Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, the Company covenants and agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper and/or appropriate to consummate and make effective the transactions contemplated by this Irrevocable Exchange and Subscription Agreement.

4. Survival. The representations, warranties, covenants and agreements contained in this Irrevocable Exchange and Subscription Agreement and the Accredited Investor Questionnaire shall survive the Closing Date for a period of one year.

5. Conditions to Consummation by the Company. The obligations of the Company to accept a subscription from, and to issue the Subscribed Shares to, the Exchanging Member pursuant to this Irrevocable Exchange and Subscription Agreement are subject to the fulfillment of the conditions set forth in this Article 5, any one or more of which may be waived by the Company:

5.1 Representations, Warranties and Covenants. The representations and warranties of the Exchanging Member contained in this Irrevocable Exchange and Subscription Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such Closing Date unless expressly stated herein to be made as of a specified date. The Exchanging Member shall have performed in all material respects all obligations required to be performed by him, her or it under this Irrevocable Exchange and Subscription Agreement at or prior to the Closing Date.

5.2 Closing Documents. The Exchanging Member shall have duly executed and delivered to the Company on or prior to the Closing Date all documents that are reasonably requested by the Company to effectuate the transactions contemplated hereby, including but not limited to the Subscription Documents.

5.3 Receipt of Subscription by the Subscription Deadline. The Subscription Documents and such other documents or instruments as are, or may be, requested hereunder must be properly completed and duly executed and returned by the Exchanging Member and received by the Company by the Subscription Deadline.

6. Conditions to Consummation by the Exchanging Member. The obligations of the Exchanging Member to receive Subscribed Shares pursuant this Irrevocable Exchange and Subscription Agreement are subject to the fulfillment of the conditions set forth in this Article 6, any one or more of which may be waived by him, her or it:

6.1 Representations, Warranties and Covenants. The representations and warranties of the Company contained herein shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such Closing Date unless expressly stated therein to be made as of a specified date. The Company shall have performed in all material respects all obligations required to be performed by it under this Irrevocable Exchange and Subscription Agreement at or prior to the Closing Date.

6.2 Closing Documents. The Company shall have duly executed and delivered on or prior to the Closing Date this Irrevocable Exchange and Subscription Agreement.

7. Indemnity. The Exchanging Member hereby agrees to indemnify and defend the Company and its affiliates against and to hold them harmless from any and all damage, loss, liability and expense incurred or suffered by the Company or any of its affiliates arising out of or based upon the inaccuracy of any representation or warranty or breach of any agreement made or to be performed by such Exchanging Member pursuant to this Irrevocable Exchange and Subscription Agreement and any Exhibit or Attachment to this Agreement. The Company hereby agrees to indemnify and defend the Exchanging Member and its affiliates against and to hold them harmless from any and all damage, loss, liability and expense incurred or suffered by the Exchanging Member or any of its affiliates arising out of or based upon the inaccuracy of any representation or warranty or breach of any agreement made or to be performed by the Company pursuant to this Irrevocable Exchange and Subscription Agreement.

8. Changes to Form Agreements. The Exchanging Member agrees and confirms that the terms of the Common Shares, CC Shares, Common Units and CC Units described in the Confidential Offering Memorandum and the Exhibits thereto are not final and may be modified depending on the prevailing market conditions at the time of the IPO. By executing this Irrevocable Exchange and Subscription Agreement such Exchanging Member hereby authorizes the Company to and understands and agrees that the Company may make changes (including changes that may be deemed material) to (i) the Articles of Incorporation of the Company, a form of which is attached as Exhibit C to the Confidential Offering Memorandum, (ii) the Bylaws of the Company, a form of which is attached as Exhibit D to the Confidential Offering Memorandum, and (iii) the Agreement of Limited Partnership of Extra Space Storage LP, a form of which is attached as Exhibit E to the Confidential Offering Memorandum, and such Exchanging Member agrees to receive the Subscribed Shares or OP units, as the case may be, with such final terms and conditions as the Company determines.

9. Amendments to Operating Agreement; Power of Attorney. By executing this Irrevocable Exchange and Subscription Agreement, the undersigned Exchanging Member hereby (i) consents to the adoption of an amendment to the Operating Agreement as Extra Space Storage LLC may deem necessary or desirable to cause all of the LLC Interests issued by Extra Space Storage LLC to be exchanged for Subscribed Shares or otherwise redeemed for cash and (ii) irrevocably constitutes and appoints Charles Allen, Esq. (or a substitute appointed by the Company) as his, her or its attorney-in-fact and agent with full power of substitution to take any and all actions and execute any and all such amendments to the Operating Agreement and such other documents and agreements, on such Exchanging Member’s behalf and in such Exchanging Member’s name, as the Company may deem necessary or desirable to effectuate the Reorganization, the IPO, and the other transactions described in the Confidential Private Offering Memorandum.

10. Lock-Up Agreement. By executing this Irrevocable Exchange and Subscription Agreement, the undersigned Exchanging Member hereby irrevocably constitutes and appoints Charles Allen, Esq. (or a substitute appointed by the Company) as his, her or its attorney-in-fact and agent with full power of substitution, to enter into, on such Exchanging Member’s behalf and in such Exchanging Member’s name, a lock-up agreement with the managing underwriters in the IPO relating to such Exchanging Member’s Subscribed Shares, with such terms and conditions as the Company may deem necessary or desirable in connection with the IPO.

11. OP Unit Option. In the event that the Company determines, in its sole discretion, that the exchange of the Contributed Membership Interests for the Subscribed Shares is not likely to result in the undersigned receiving the federal income tax treatment for such exchange that is described in the Confidential Offering Memorandum, the Company may, in lieu of issuing the Common Shares and CC Shares on the Closing Date, cause Extra Space OP to issue an equivalent number of Common Units and CC Units, respectively, to the Exchanging Member. In that event, (i) the undersigned consents to the contribution of the Contributed Membership Interests to Extra Space OP and agrees to receiving, in lieu of the Common Shares and CC Shares, such Common Units and CC Units and (ii) all references to Common Shares and CC Shares in this Irrevocable Exchange and Subscription Agreement shall be deemed to refer to the Common Units and CC Units, respectively. By executing this Irrevocable Exchange and Subscription Agreement, the undersigned in that event hereby irrevocably constitutes and appoints the General Partner (or a substitute appointed by the General Partner) as his, her or its attorney-in-fact and agent with full power of substitution to take any and all actions and execute any and all documents on such Exchanging Member’s behalf and in such Exchanging Member’s name, as may be deemed by the Company as necessary or desirable to cause all of the LLC Interests issued by Extra Space Storage LLC to be exchanged for such Common Units and CC Units, to enable the undersigned to become a limited partner of the Operating Partnership and to effect any amendments to the agreement of limited partnership of the Operating Partnership that have been approved and adopted in accordance with its terms. The foregoing power-of-attorney is considered to be coupled with an interest and is irrevocable and shall survive the death, disability, incapacity or dissolution of the undersigned.

12. Termination. This Agreement shall terminate automatically if the Closing has not occurred one year after the date of this Agreement.

13. General Provisions.

13.1 Modification. Neither this Irrevocable Exchange and Subscription Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

13.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

If to the Exchanging Member:	To the address indicated for such Exchanging Member on the signature page to this Irrevocable Exchange and Subscription Agreement.

If to the Company:	Extra Space Storage, Inc. 2795 E. Cottonwood Parkway, #400 Salt Lake City, UT 84121 Attention: Charles Allen, Esq. Facsimile: 801-562-5579

with a copy to:

Clifford Chance US LLP
200 Park Avenue
New York, New York 10166
Attention: Karl A. Roessner
Facsimile: 212-878-8375

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section 13.2, be deemed given upon delivery; (b) if delivered by facsimile transmission to the facsimile number as provided in this Section 13.2, be deemed given upon receipt; and (c) if delivered by mail in the manner described above to the address as provided in this Section 13.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 13.2). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto in accordance with this Section 13.2.

13.3 Binding Effect. Except as otherwise provided herein, this Irrevocable Exchange and Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Exchanging Member is itself more than one person, the obligations of such Exchanging Members shall be joint and several and the acknowledgements, representations, warranties, covenants and agreements herein contained shall be deemed to be made by and be binding upon each such person and his or her heirs, executors, administrators, successors, legal representatives and permitted assigns.

13.4 Entire Agreement; Conflicting Provisions. The Subscription Documents contain the entire agreement of the parties with respect to this subscription, and there are no representations, warranties, covenants or other agreements except as stated or referred to herein or therein.

13.5 Assignability. This Irrevocable Exchange and Subscription Agreement is not transferable or assignable by any party hereto. This Irrevocable Exchange and Subscription Agreement shall be for the benefit of the parties hereto.

13.6 Applicable Law. This Irrevocable Exchange and Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed entirely within such State.

13.7 Counterparts. This Irrevocable Exchange and Subscription Agreement may be executed through the use of separate signature pages or in counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that the parties hereto are not signatories to the same counterpart.

13.8 Further Assurances. The Exchanging Member will, from time to time, execute and deliver to the Company all such other and further instruments and documents and take or cause to be taken all such other and further action as the Company may reasonably request in order to effect the transactions contemplated by this Irrevocable Exchange and Subscription Agreement. Notwithstanding the foregoing, the Company may request from the Exchanging Member such additional information as it may deem necessary to evaluate the eligibility of such Exchanging Member to acquire Subscribed Shares, and may request from time to time such information as it may deem necessary to determine the eligibility of such Exchanging Member to hold Subscribed Shares or to enable the Company to determine the Exchanging Member’s compliance with applicable regulatory requirements or tax status, and such Exchanging Member shall provide such information as may reasonably be requested.

13.9 Severability. If any term or provision of this Irrevocable Exchange and Subscription Agreement shall to any extent be invalid or unenforceable, the remainder of this Irrevocable Exchange and Subscription Agreement shall not be affected thereby, and each term and provision of this Irrevocable Exchange and Subscription Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Irrevocable Exchange and Subscription Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

13.10 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this agreement in accordance with the terms and conditions of this agreement.

13.11 Expenses. Each of the parties hereto agrees to pay the expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Irrevocable Exchange and Subscription Agreement and the consummation of the transactions contemplated hereby, including the fees and expenses of counsel to such party.

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Schedule A

EXCHANGING MEMBER’S ENTIRE LLC INTEREST

Type of Interest	Number	Amount
Class A Interest

Class B Interest

Class C Interest

EXTRA SPACE STORAGE, INC.

IRREVOCABLE EXCHANGE AND SUBSCRIPTION AGREEMENT

COUNTERPART SIGNATURE PAGE

(This signature page must be signed in duplicate by the Exchanging Member)

The undersigned Exchanging Member, desiring to enter into this Irrevocable Exchange and Subscription Agreement for the subscription of the Subscribed Shares in exchange for the Exchanging Member’s Entire LLC Interest, hereby agrees to all of the terms and provisions of this Irrevocable Exchange and Subscription Agreement and agrees that such Exchanging Member is bound by all such terms and provisions and that such Exchanging Member is not exercising its option, if applicable, to receive cash in exchange for its LLC Interests.

Please sign your name below exactly in the same manner as the name(s) in which ownership of the Exchanging Member’s Entire LLC Interest is registered. When the Exchanging Member’s Entire LLC Interest is held by two or more joint holders, all such holders must sign. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized person.

The Exchanging Member has executed this Irrevocable Exchange and Subscription Agreement as of this      day of                          , 2004.

EXCHANGING MEMBER:

Signature

Name (Please Print)

Address:*

Street Address (Please Print)

City, State, Zip Code (Please Print)

*	With respect to an Exchanging Member who is a natural person, please provide the address of your residence. With respect to an Exchanging Member which is an Entity, please provide the address of your place of business (or, if there is more than one place of business, the chief executive office). With respect to each natural person who is the trustee of an Exchanging Member that is a trust, please provide the address of your residence and place of business (or, if there is more than one place of business, the chief executive office). With respect to the Exchanging Member that is a trust with an Entity trustee, please provide the information requested of an Entity.